                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                        (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
              ATTN: SANDRA L. CARUBA, LAW DEPARTMENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                  DELPHI TRUST
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                     APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


          5725 DELPHI DRIVE
           TROY, MICHIGAN                                    48098
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 8th day of November, 2002.


             BANK ONE, NATIONAL ASSOCIATION,
             TRUSTEE

             By   /s/ Sandra L. Caruba
                --------------------------------------
                  Sandra L. Caruba
                  First Vice President


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                November 8, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         In connection with the qualification of an indenture between Delphi Trust and Bank One, National Association, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   BANK ONE, NATIONAL ASSOCIATION

                     By      /s/ Sandra L. Caruba
                        ----------------------------------------
                             Sandra L. Caruba
                             First Vice President

                                                                       EXHIBIT 7


 BANK ONE, NA
-------------------------------                                        FFIEC 031
 Legal Title of Bank                                                   RC-1

 CHICAGO
-------------------------------                                        /11/
 City

 IL                  60670
-------------------------------
 State               Zip Code

 Transmitted to EDS as 0199411 on 08/14/02 at 15:23:19 CST
 FDIC Certificate Number - 03618

 CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
 AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

 SCHEDULE RC -- BALANCE SHEET

                                                                        Dollar Amounts in Thousands   RCFD     Bil Mil Thou
 ASSETS
 1.  Cash and balances due from depository institutions
     (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin (1) ...................................    0061       12,783,000    1.a
     b.  Interest-bearing balances (2) ............................................................    0071        3,002,000    1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A) ...............................    1754                0    2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D) .............................    1773       42,712,000    2.b
 3.  Federal funds sold and securities purchased under agreements to resell:
     a.  FEDERAL FUNDS SOLD IN DOMESTIC OFFICERS ..................................................    B987        7,139,000    3.a
                                                                                                       RCFD
     b.  SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3) ......................................    B989        1,015,000    3.b
 4.  Loans and lease financing receivables (from Schedule RC-C):
     a.  Loans and leases held for sale ...........................................................    5389        1,537,000    4.a
     b.  Loans and leases, net of unearned income ..............................  B528  101,957,000                             4.b
     c.  LESS: Allowance for loan and lease losses .............................  3123    2,551,000                             4.c
     d.  Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ..............    B529       99,406,000    4.d
 5.  Trading assets (from Schedule RC-D) ..........................................................    3545        3,353,000    5
 6.  Premises and fixed assets (including capitalized leases) .....................................    2145        1,006,000    6
 7.  Other real estate owned (from Schedule RC-M) .................................................    2150           33,000    7
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) .....    2130          175,000    8
 9.  Customers' liability to this bank on acceptance outstanding ..................................    2155          244,000    9
10.  Intangible assets:
     a.  Goodwill .................................................................................    3163          473,000    10.a
     b.  Other intangible assets (from Schedule RC-M) .............................................    0426            2,000    10.b
11.  Other assets (from Schedule RC-F) ............................................................    2160       10,989,000    11
12.  Total assets (sum of items 1 through 11) .....................................................    2170      183,869,000    12

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

BANK ONE, NA                                                           FFIEC 031
----------------------------------
 Legal Title of Bank                                                   RC-2
 Transmitted to EDS as 0199411 on 08/14/02 at 15:23:19 CST
 FDIC Certificate Number - 03618                                        /12/

SCHEDULE RC--CONTINUED

                                                                           Dollar Amounts in Thousands          Bil | Mil | Thou
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                          RCON
       part I)........................................................................................    2200   90,275,000  13.a
       (1) Noninterest-bearing(1) ..................................................  6631  33,176,000                       13.a.1
       (2) Interest-bearing.........................................................  6636  57,099,000                       13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                      RCFN
       (from Schedule RC-E, part II)..................................................................    2200   24,426,000  13.b
       (1) Noninterest-bearing......................................................  6631     373,000                       13.b.1
       (2) Interest-bearing.........................................................  6636  24,053,000                       13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                           RCON
    a. FEDERAL FUNDS PURCHASED IN DOMESTIC OFFICES(2) ................................................    B993    5,324,000  14.a
                                                                                                          RCFD
    b. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE(3) .............................................    B995   13,027,000  14.b
15. Trading liabilities (from Schedule RC-D)..........................................................    3548    3,119,000  15
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M)....................................................    3190   19,954,000  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding..........................................    2920      224,000  18
19. Subordinated notes and debentures (4).............................................................    3200    3,979,000  19
20. Other liabilities (from Schedule RC-G)............................................................    2930   10,109,000  20
21. Total liabilities (sum of Items 13 through 20)....................................................    2948  170,457,000  21
22. Minority interest in consolidated subsidiaries....................................................    3000       60,000  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................................................    3638            0  23
24. Common stock......................................................................................    3230      201,000  24
25. Surplus (exclude all surplus related to preferred stock)..........................................    3839    7,479,000  25
26. a. Retained earnings..............................................................................    3632    5,545,000  26.a
    b. Accumulated other comprehensive income (5).....................................................    B530      127,000  26.b
27. Other equity capital components (6)...............................................................    A130            0  27
28. Total equity capital (sum of items 23 through 27).................................................    3210   13,352,000  28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28).............    3300  183,869,000  29

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                              RCFD     NUMBER
   bank by independent external auditors as of any date during 2001...................................    6724          N/A  M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."
(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.